Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)
D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Shares, par value $0.0001 per share	–	(1)	(1)	(1)	–	–
Fees to be Paid	Equity	Preferred Stock, par value $0.0001 per share	–	(1)	(1)	(1)	–	–
Fees to be Paid	Debt	Debt Securities	–	(1)	(1)	(1)	–	–
Fees to be Paid	Other	Warrants	–	(1)	(1)	(1)	–	–
Fees to be Paid	Other	Units	–	(1)	(1)	(1)	–	–
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$25,000,000	0.0001531	$3,827.50
	Total Offering Amounts					$25,000,000		$3,827.50
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$3,827.50
(1)    The registrant previously registered the offer and sale of certain securities, including its common stock, par value $0.0001 per share (the “Common Stock”), preferred stock, par value $0.0001 per share (the “Preferred Stock”), debt securities, warrants to purchase Common Stock, Preferred Stock and/or debt securities, and units, having a proposed maximum aggregate offering price of $125,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-284020) (the “Initial Registration Statement”), which was initially filed on December 23, 2024 and declared effective by the Securities and Exchange Commission on December 27, 2024. As of the date hereof, all of such securities remains unsold under the Initial Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction IV(A) of Form S-3, the registrant is hereby registering the offer and sale of an additional $25,000,000 aggregate maximum amount of its securities. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Initial Registration Statement.